SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☑                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Joint Additional Materials
☐	Soliciting Material Under Rule 14a-12

PIMCO Dynamic Credit Income Fund

PIMCO Income Strategy Fund

PIMCO Income Strategy Fund II

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

PIMCO Closed-End Funds

 Shareholder Name

 Address 1

 Address 2

 Address 3

July 11, 2014

EXTREMELY IMPORTANT

Dear Shareholder:

We have been trying to get in touch with you regarding a very important vote pertaining to your investment in a PIMCO Closed-End Fund. It is very important that we speak to you regarding this matter.

Please contact us toll-free at 1-877-361-7967 between 9:00 a.m. and 10:00 p.m. Eastern time, Monday through Friday, to talk with us regarding this matter and reference the control number found on the enclosed form. The call will only take a few moments of your time and there is no confidential information required.

You can visit us.allianzgi.com/closedendfunds for more information on this initiative. Simply select your fund and view the proxy statement under the documents tab.

Thank you.

Sincerely,

Thomas J. Fuccillo

Secretary of the Fund

E3_8822_O

[Fund Name (Ticker)]

 Shareholder Name

 Address 1

 Address 2

 Address 3

July 11, 2014

EXTREMELY IMPORTANT

Dear Shareholder:

We have been trying to get in touch with you regarding a very important vote pertaining to your investment in [Fund Name (Ticker)]. It is very important that we speak to you regarding this matter.

Please contact us toll-free at 1-877-361-7967 between 9:00 a.m. and 10:00 p.m. Eastern time, Monday through Friday, to talk with us regarding this matter and reference the ID number found below. The call will only take a few moments of your time and there is no confidential information required.

You can visit us.allianzgi.com/closedendfunds for more information on this initiative. Simply select your fund and view the proxy statement under the documents tab.

Thank you.

Sincerely,

Thomas J. Fuccillo

Secretary of the Fund

ID NUMBER: 1234567

E3_8822_N